Exhibit 99.2

News Release	Advance Auto Parts
5008 Airport Road
Roanoke, VA 24012

Laurie Stacy
Media Contact
t: 540-561-8452
e: laurie.stacy@advanceautoparts.com

Zaheed Mawani
Investor Contact
t: 919-573-3848
e: zaheed.mawani@advanceautoparts.com

ADVANCE AUTO PARTS ANNOUNCES
LEADERSHIP TRANSITION

•	President George Sherman Named Interim CEO Effective January 3, 2016

•	Darren Jackson to Retire as CEO After Eight Years

•	Chairman Jack Brouillard Named Executive Chairman

•	John Ferraro Named Lead Independent Director

ROANOKE, Va. - November 12, 2015 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America, serving both professional installers and do-it-yourself customers, today announced that its Board of Directors has appointed President George Sherman to the additional role of interim Chief Executive Officer, effective January 3, 2016, the beginning of the Company’s next fiscal year. Mr. Sherman will succeed Darren Jackson who will retire as CEO and step down from the Board on January 2, 2016, after more than 11 years with the Company, including the last eight years as CEO.

The Company also announced that effective immediately current Board Chairman John C. (“Jack”) Brouillard will become Executive Chairman. In this role, Mr. Brouillard will continue to provide Board leadership and work closely in an advisory capacity with Mr. Sherman as the Company continues to implement its long-term strategy. The Board also named Board Member John Ferraro to take on the role of Lead Independent Director.

Mr. Brouillard said, “Since joining Advance Auto Parts nearly three years ago, George Sherman has demonstrated a range of important skills through his efforts to expand our Commercial business, improve operations and oversee the integration of General Parts. We are confident that George’s understanding of our business, strong customer relationships, and proven leadership abilities position him well to lead the Company through this transition period. As part of our search process, the Board will consider external candidates as well as George for the role of permanent CEO.”

Mr. Brouillard continued, “On behalf of the Board, I want to thank Darren Jackson for his extraordinary service to Advance Auto Parts. During his eight years as CEO, Advance has doubled in size while growing its market value over $10 billion and increasing its share price from $33 to $195. Darren’s leadership and commitment to excellence have transformed Advance into an industry leader that is well positioned strategically, operationally, and financially to capitalize on the opportunities that lie ahead.”

Mr. Sherman said, “I am honored to have the opportunity to lead Advance Auto Parts during this interim period. With increased scale and reach, including loyal do-it-yourself customers and an expanding presence in the fast-growing commercial segment, we are well positioned to drive growth and achieve our margin targets. I look forward to continuing to work closely with our talented executives and the thousands of hard-working Advance team members as we build value for our shareholders, customers and team.”

Mr. Jackson said, “It has been a privilege to lead this great Company. Advance Auto Parts is well positioned to build upon its position as a leading automotive aftermarket parts provider, and I am confident George will successfully guide Advance during this interim period in continuing to implement its strategic plan.”

George Sherman Biography
Mr. Sherman joined Advance Auto Parts as President in April 2013, and has been responsible for growing the business and driving excellence throughout the Company’s operations. Mr. Sherman has led the Company’s Commercial Sales, Field Operations, Merchandising, Marketing, Supply Chain and IT Teams. Prior to joining Advance Auto Parts, Mr. Sherman served as Senior Vice President, Best Buy Services, for Best Buy Co. Previously, Mr. Sherman led Home Depot’s installation business as Senior Vice President and President of the Home Services Division, as well as serving as Senior Vice President, Operations. Prior to Home Depot, Mr. Sherman spent 15 years at Target Corp., where he progressed from Store Manager to Regional Vice President to Senior Vice President. Previously, he served as an officer in the United States Air Force for seven years.

Jack Brouillard Biography
Mr. Brouillard joined the Advance Auto Parts Board in 2004 and was appointed Chair in January 2008 after serving as interim Chief Executive Officer from May 2007 until January 2008. Mr. Brouillard retired as Chief Administrative and Financial Officer of H.E. Butt Grocery Company in June 2005, a position that he had held since 1991. From 1977 to 1991, he held various positions with Hills Department Stores, including serving as President.

John Ferraro Biography
John Ferraro joined the Advance Auto Parts Board in 2015. Mr. Ferraro was Global Chief Operating Officer of Ernst & Young (EY) from 2007 to December 2014. He joined EY in 1976 and was a partner for 26 years until his retirement in February 2015, holding various positions of senior responsibility including Global Vice Chair Audit and was a member of EY’s Global Executive board for more than 10 years.

About Advance Auto Parts
Headquartered in Roanoke, Va., Advance Auto Parts, Inc., the largest automotive aftermarket parts provider in North America, serves both professional installer and do-it-yourself customers. As of October 10, 2015 Advance operated 5,240 stores and 118 Worldpac branches and served approximately 1,300 independently owned Carquest branded stores in the United States, Puerto Rico, the U.S. Virgin Islands and Canada. Advance employs approximately 75,000 Team Members. Additional information about the Company, employment opportunities, customer services, and on-line shopping for parts, accessories and other offerings can be found on the Company's website at www.AdvanceAutoParts.com.

Forward Looking Statements
Certain statements contained in this release are forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate. These forward looking statements include, but are not limited to, expectations regarding leadership changes and their impact on the company’s strategies, opportunities and results; statements regarding growth in shareholder value; statements regarding strategic plans or initiatives, growth or profitability; guidance for 2015 financial performance; statements regarding the benefits and other effects of the acquisition of General Parts International, Inc. (General Parts) and the combined company’s plans, objectives and expectations; statements regarding expected growth and future performance of Advance Auto Parts, Inc. (AAP), including store growth, capital expenditures, comparable store sales, gross profit rate, SG&A, operating income, free cash flow, income tax rate, General Parts integration costs and store consolidation costs, synergies, expenses to achieve synergies, comparable cash earnings per diluted share for fiscal year 2015 and comparable operating income rate targets; and all other statements that are not statements of historical facts. These forward-looking statements are subject to significant risks, uncertainties and assumptions, and actual future events or results may differ materially from such forward-looking statements. Such differences may result from, among other things, the risk that AAP may experience difficulty in successfully implementing the announced leadership changes; the ability of the persons appointed to lead and provide results in their new roles; potential disruption to AAP’s business resulting from the announced leadership changes; the impact of the announced leadership changes on AAP’s relationships with customers, suppliers and other business partners; AAP’s ability to attract, develop and retain executives and other employees; the risk that the benefits of the General Parts acquisition, including synergies, may not be fully realized or may take longer to realize than expected; the possibility that the General Parts acquisition may not advance AAP’s business strategy; the risk that AAP may experience difficulty integrating General Parts’ employees, business systems and technology; the potential diversion of AAP’s management’s attention from AAP’s other businesses resulting from the General Parts acquisition; the impact of the General Parts acquisition on third-party relationships, including customers, wholesalers, independently owned and jobber stores and suppliers; changes in regulatory, social and political conditions, as well as general economic conditions; competitive pressures; demand for AAP’s and General Parts' products; the market for auto parts; the economy in general; inflation; consumer debt levels; the weather; business interruptions; information technology security; availability of suitable real estate; dependence on foreign suppliers; and other factors disclosed in AAP’s 10-K for the fiscal year ended January 3, 2015 and other filings made by AAP with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. AAP intends these forward-looking statements to speak only as of the time of this communication and does not undertake to update or revise them as more information becomes available.